UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

PENNICHUCK CORPORATION
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 3, 2007

To Our Shareholders:

      The Annual Meeting of Shareholders of Pennichuck Corporation will be held at 9:00 a.m. on Thursday, May 3, 2007, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

(1) To elect four directors;

(2)

To act upon a proposal to amend and restate the Pennichuck Corporation 2000 Stock Option Plan to increase the number of shares available for issuance under the plan and extend the date until which awards may be granted under the plan; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 5, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors,

RICHARD A. SAMUELS
Secretary

Merrimack, New Hampshire
April 3, 2007

WE URGE SHAREHOLDERS TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

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PENNICHUCK CORPORATION 25 Manchester Street Merrimack, New Hampshire 03054

PROXY STATEMENT for 2007 ANNUAL MEETING OF SHAREHOLDERS to be held on May 3, 2007

About the Annual Meeting

Why have I received these materials?

      This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 3, 2007. The proxy is being solicited by the Board of Directors of Pennichuck Corporation (referred to throughout this Proxy Statement as "Pennichuck" or the "Company" or "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Thursday, May 3, 2007, at 9:00 a.m. at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any adjournment thereof. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report to Shareholders for the year ended December 31, 2006 has also been mailed to you.

Who is entitled to vote at the Annual Meeting?

      Holders of shares of common stock of Pennichuck as of the close of business on March 5, 2007, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 4,219,465 shares of our common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck's stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person.

      "Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

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Can I change my vote after I return my proxy card?

      For "record" shareholders of common stock, yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date prior to the date of the Annual Meeting or by voting again prior to the time at which our voting facilities close. In any event, the later submitted vote will be recorded and the earlier vote revoked.

      For "street name" shareholders of common stock, you will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy. If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.

What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as "withholding" or containing "broker non-votes" on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy. Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.

What vote is required to approve each proposal at the Annual Meeting?

      Under New Hampshire law, the election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. Votes that are withheld will have no effect on the outcome of the election of directors.

      Approval of the proposed amendment to the Pennichuck Corporation 2000 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal. Votes that are withheld will have no effect on the outcome of the approval of the proposal.

How does the Board of Directors recommend that I vote my shares?

      Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendation is set forth together with the description of the proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

* FOR the Board of Directors' proposal to elect the four nominees as directors of Pennichuck.

*

FOR the Board of Directors' proposal to amend and restate the 2000 Stock Option Plan to increase the number of shares available for issuance under the plan and extend the date until which awards may be granted under the plan.

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      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck. At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

      Pennichuck will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our directors, officers and employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Shareholder Proposals

      Any shareholder who intends to present a proposal for inclusion in the Proxy Statement for the 2008 Annual Meeting of Shareholders (the "2008 Annual Meeting") must deliver the proposal to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054 in writing not later than December 15, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Any shareholder who intends to present a proposal directly at the 2008 Annual Meeting rather than submitting it for inclusion in next year's Proxy Statement (i.e., outside the process of Rule 14a-8 of the Securities Exchange Act of 1934) should provide a notice of their intention to do so to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054. To be timely, such notice must be received by the Company before the close of business on February 28, 2008. For any such proposal sought to be presented directly at the 2008 Annual Meeting, Securities and Exchange Commission ("SEC") rules permit the persons named as proxy holders on proxies relating to such meeting to vote the proxies in their discretion if we: (1) receive notice of the proposal before the close of business on February 28, 2008, and advise shareholders in the 2008 Proxy Statement about the nature of the matter and how the proxy holders appointed by the Board of Directors intend to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 28, 2008.

How will documents be delivered to me if I share an address with other shareholders?

      Some brokers and other nominees may participate in the practice of "householding" proxy statements and annual reports to shareholders. This means that only one copy of our Proxy Statement and annual report to shareholders may have been sent to multiple shareholders in your household. Pennichuck will promptly deliver a separate copy of either document to you if you contact us at the following address: Attention Investor Relations, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191. If you would like to receive separate copies of our Proxy Statements and/or annual reports to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker or other nominee, or contact us at the above address or telephone number.

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CORPORATE GOVERNANCE, BOARD AND COMMITTEE MEMBERSHIP

      As of the date of this Proxy Statement, the Board of Directors has determined in its business judgment that all of the members of the Board of Directors are independent under the applicable Nasdaq listing standards and SEC rules and regulations, except for Duane C. Montopoli and except that Hannah M. McCarthy is not currently an "independent director" for purposes of serving on the Company's Audit Committee or Compensation Committee.

      In considering status of Pennichuck directors as "independent" within the meaning of the relevant Nasdaq rules and all other applicable laws and standards, the Board of Directors specifically considered the relationships and transactions described under the heading "Certain Relationships and Related Party Transactions" located on page 36 of this Proxy Statement.

The respective membership and functions of the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee, are discussed below.

Audit Committee

      The Audit Committee is presently comprised of Robert P. Keller (Chairman), Steven F. Bolander and Michelle L. Chicoine. The Audit Committee is responsible for the appointment of the independent auditors, oversight of the integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters. The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards and SEC rules and regulations. The Board of Directors has also determined in its business judgment that each of Mr. Keller and Ms. Chicoine are qualified as Audit Committee financial experts within the meaning of applicable rules and regulations of the SEC. During 2006, the Audit Committee met ten times and was comprised of Robert P. Keller (Chairman), Steven F. Bolander, Michelle L. Chicoine and Hannah M. McCarthy, until Ms. McCarthy was appointed interim CEO, at which point she resigned from this Committee.

      The Audit Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Audit Committee can be accessed electronically at the Company's website at www.pennichuck.com.

The Audit Committee Charter is attached as Appendix B to this Proxy Statement.

Compensation and Benefits Committee

      The Compensation and Benefits Committee (the "Compensation Committee") is presently comprised of Mr. James M. Murphy (Chairman), Steven F. Bolander, Robert P. Keller, and John R. Kreick. The Compensation Committee is charged generally (a) to establish the Company's executive compensation program, (b) to monitor the operation of the Company's qualified non-contributory, defined benefit pension plan and the Company's 401(k) Elective Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (c) to administer the Company's 1995 and 2000 Stock Option Plans. The Board of Directors has determined in its business judgment that each of the members of the Compensation Committee are independent under the applicable Nasdaq listing standards and SEC rules and regulations. During 2006, the Compensation Committee met nine times and was comprised of Mr.


Murphy (Chairman), Messrs. Bolander, Keller and Kreick and Ms. McCarthy, until Ms. McCarthy was appointed interim CEO, at which point she to resigned from this Committee.

      The Compensation Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Compensation Committee can be accessed electronically at the Company's web site at www.pennichuck.com.

Compensation Committee Interlocks and Insider Participation

Mr. Kreick served as interim Chief Executive Officer ("CEO") of the Company for a portion of fiscal year 2003. He has not served as an officer of the Company in any capacity since August 2003.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee (the "Nominating Committee"), comprised of Joseph A. Bellavance (Chairman), Ms. Chicoine and Martha E. O'Neill, met once during 2006. The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of shareholders and/or for interim director appointments to the Board of Directors. The Nominating Committee also recommends to the Board of Directors the director candidates for each committee of the Board of Directors for appointment by the Board of Directors. The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable Nasdaq listing standards and SEC rules and regulations.

      The Nominating Committee has adopted a Charter governing its mission, membership and duties and responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company's website at www.pennichuck.com.

      The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein. In addition to considering candidates suggested by shareholders, the Nominating Committee considers candidates recommended by current directors, Company officers, employees and others. The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company's Secretary or any member of the Nominating Committee, in writing at the Company's mailing address, with the name of the recommended candidate for director together with whatever supporting material the shareholder considers appropriate. The Nominating Committee will consider whether to nominate such person in accordance with criteria set forth in the Charter, including:

*	the potential nominee's experience;
*	the independence of the potential nominee under applicable Nasdaq listing standards and SEC rules and regulations;
*	the ability of the potential nominee to represent the interests of the shareholders of the Company;
*	the potential nominee's integrity, commitment and judgment;
*

the potential nominee's availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards he or she sits on in the context of the needs of the Board of Directors and the Company;

*	the extent to which the potential nominee contributes to the overall expertise and skills appropriate for the Board of Directors; and

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* such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

Contacting the Board of Directors

      Any shareholder who desires to contact Pennichuck's Chairman, or the other members of the Board of Directors, or the Chairman of the Audit, Compensation or Nominating Committee, may do so by writing to: Board of Directors, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054. Communications received in writing are distributed to the Chairman or other members of the Board of Directors, or the Chairman of the relevant committee, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the knowledge of Pennichuck, based solely upon a filing made with the SEC, the following is the only person or entity to beneficially own more than 5% of the outstanding shares of our common stock as of December 31, 2006:

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of class (2)

Common stock	Pictet (London)	418,500	9.9%
	Limited
	Tower 42 Level 37
	25 Old Broad Street
	London EC2N 1HQ
	United Kingdom

(1)

Pictet Asset Management Limited ("PAM") disclaims beneficial ownership of the shares reported, which are owned of record by two non-U.S. investment funds managed by PAM. Pictet (London) Limited, holding company for PAM, indirectly through PAM, claims sole power to vote or to direct the vote over 418,500 shares; no shared power to vote or to direct the vote over any such shares; sole power to dispose or to direct the disposition of 418,500 shares; and no shared power to dispose or to direct the disposition of any such shares.

(2)	Calculation of percentage is based upon a total of 4,214,265 shares outstanding and entitled to vote at December 31, 2006.

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Security Ownership of Management

      To the knowledge of Pennichuck, the following table sets forth information as of March 5, 2007 with respect to shares of our common stock beneficially owned by each nominee and continuing director, the current or former executive officers named in the executive compensation table below (the "Named Executive officers"), and by all nominees, directors and executive officers as a group:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)(3)	Percent of class (2)

Common Stock	Duane C. Montopoli (4)	13,333	*
Common Stock	Donald L. Correll	-	*
Common Stock	Joseph A. Bellavance (3)	15,589	*
Common Stock	Steven F. Bolander	133	*
Common Stock	Michelle L. Chicoine	208	*
Common Stock	Robert P. Keller	3,213	*
Common Stock	John R. Kreick (3)	1,033	*
Common Stock	Hannah M. McCarthy (3)	1,157	*
Common Stock	James M. Murphy	100	*
Common Stock	Martha E. O'Neill	16,267	*
Common Stock	Stephen J. Densberger (3)(4)	52,784	1.2%
Common Stock	Michael C.J. Fallon (4)	19,599	*
Common Stock	William D. Patterson (4)	19,333	*
Common Stock	Donald L. Ware (4)	33,089	*

All directors and executive officers as a group
(14 persons) (3)(4)		232,762	5.3%

* Less than one percent.

(1)

Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 5, 2007. Unless otherwise noted, the individuals and group noted above have sole voting and investment power with respect to shares beneficially owned.

(2)

Calculation of percentages is based upon a total of 4,424,015 shares, which total includes 4,219,465 shares out-standing and entitled to vote plus 204,550 shares that may be issued within 60 days of March 5, 2007 to the individuals and group noted above having rights to exercise stock options if such persons or group members exercise such rights within such period.

(3)

The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note (4) below and except that voting and investment power is shared as follows: Mr. Bellavance - 7,606 shares, Mr. Densberger - 12,785 shares, Mr. Kreick - 1,033 shares, Ms. McCarthy - 1,157 shares, and all directors and executive officers as a group - 23,505.

(4)

Includes shares subject to unexercised stock options previously granted that the individuals and group noted above have a right to acquire within 60 days of March 5, 2007. Mr. Montopoli holds options to acquire 13,333 shares, Mr. Densberger holds options to acquire 35,999 shares, Mr. Fallon holds options to acquire 19,333 shares, Mr. Patterson holds options to acquire 19,333 shares, Mr. Ware holds options to acquire 32,539 shares, and all directors and executive officers as a group hold options to acquire 186,236 shares.

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ELECTION OF DIRECTORS

General

      Our Board of Directors is divided into three classes, each class serving for three years, with one class being elected each year. Our Bylaws give the Board of Directors the discretion to set from time to time the number of directors constituting the entire Board of Directors, provided that the Company has at least three and not more than thirteen directors. The Board of Directors has determined that the Board of Directors shall consist of nine directors, the number now serving.

      In order to keep the classes of directors as even as possible, Michelle L. Chicoine has agreed to be nominated for a one-year term expiring at the Annual Meeting of Shareholders in 2008. Accordingly, the Board of Directors has nominated Ms. Chicoine for election to a one-year term expiring at the Annual Meeting of Shareholders in 2008.

      The Board of Directors has nominated John R. Kreick, Duane C. Montopoli and Martha E. O'Neill, each an incumbent director, for election to three-year terms expiring at the Annual Meeting of Shareholders in 2010.

The Board of Directors recommends a vote FOR the election of the four nominees as directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the four nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, Pennichuck expects that the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willing-ness to be nominated as directors and to serve as directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

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The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.

Nominees (1)	Age	Director Of Company Since	Year Present Term Will Expire	Position with Company

Michelle L. Chicoine	51	2004	2007	-
John R. Kreick	62	1998	2007	Chairman
Duane C. Montopoli	58	2006	2007	President and Chief Executive Officer
Martha E. O'Neill	49	1998	2007	-

Continuing Directors (1)	Age	Director Of Company Since	Year Present Term Will Expire	Position with Company

Joseph A. Bellavance	67	1983	2009	-
Steven F. Bolander	62	2004	2009	-
Robert P. Keller	69	1983	2009	-
Hannah M. McCarthy	60	1994	2008	-
James M. Murphy	59	2006	2008	-

(1)

All nominees and continuing directors are also directors of the Company's wholly owned subsidiaries, Pennichuck Water Works, Inc. ("Pennichuck Water Works") and The Southwood Corporation ("Southwood").

The business experience during the last five years of each of the above nominees, continuing directors and executive officers of the Company, and certain other pertinent information, is as follows:

Nominees for Election at this Annual Meeting

      Michelle L. Chicoine - Ms. Chicoine has been a director since January 2004. Ms. Chicoine has been the Chief Financial Officer at St. Paul's School, a private preparatory high school located in Concord, New Hampshire, since November 2001. She is a graduate of the University of Rhode Island and a Certified Public Accountant. She holds a Master of Business Administration degree from Southern New Hampshire University. She was employed by EnergyNorth, Inc. from 1990 through 2000, serving as Executive Vice President from 1998 to 2000. She also served from 1999 to 2000 as President and Chief Operating Officer of EnergyNorth Natural Gas, Inc., as well as Vice Chairman and Chief Executive Officer of EnergyNorth Propane, Inc. Ms. Chicoine is a former trustee of the University System of New Hampshire, and is a current director of United Educators, a risk retention group, and a trustee of the New Hampshire Higher Education Loan Corporation.

      John R. Kreick - Dr. Kreick has been a director since 1998 and was elected Chairman of Pennichuck's Board of Directors in September 2003. Dr. Kreick served as our interim Chief Executive Officer from April 2, 2003 until August 4, 2003. He previously served as President of Lockheed Sanders from 1989 to 1998 and as a Vice President of the Lockheed Martin Corporation from 1988 until 1998. Dr. Kreick has been a director of Draper Labs since January 2000, and Chairman of its Board since October 2001. He was elected a director of EMS Technology, a public company, in February of 2003. He consults for various companies, including Lockheed Martin and BAE Systems. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he

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worked at the University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a director of Navigator Technology Ventures, a trustee of Rivier College, and a trustee of Southern New Hampshire Regional Medical Center. He has also served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award-the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Duane C. Montopoli - Effective August 21, 2006, Mr. Montopoli was appointed President and Chief Executive Officer of Pennichuck, and was elected a director. He brings to Pennichuck more than 30 years business experience including 16 years CEO experience. From January 2005 until joining Pennichuck, Mr. Montopoli was Principal of Montopoli & Company LLC of North Andover, MA, which he founded to provide management consulting services. During this period, from February 2005 until January 2006, he worked as a Senior Consultant for LoftusGroup LLC of Greenwich, Connecticut, a management consulting firm. From February 2002 until October 2004, Mr. Montopoli was employed by Hitchiner Manufacturing Co., Inc. of Milford, New Hampshire, first as Chief Financial Officer until April 2002 and thereafter as President and Chief Executive Officer. Hitchiner is a privately-held manufacturer of ferrous investment cast metal parts and assemblies. From April 2000 until December 2001, he served as Chief Operating Officer for NetMediaVC LLC of New York, New York, a start-up company formed to provide advertising media to early-stage companies. Previously, Mr. Montopoli served as Chief Executive Officer of Medical Resources, Inc. of Hackensack, New Jersey, a NASDAQ-listed provider of outpatient diagnostic imaging services, and Chemfab Corporation of Merrimack, New Hampshire, a NYSE-listed manufacturer of polymer-based engineered products. He began his career in public accounting with Arthur Young & Company, a predecessor firm of Ernst & Young LLP, where he rose to the level of general partner. Mr. Montopoli completed the Advanced Management Program at Harvard Business School in 1997, received his MBA degree from Golden Gate University in San Francisco in 1978, and received his BBA degree from the University of Cincinnati in 1972 where he graduated magna cum laude. He is a director of Southworth International Group, Inc. of Falmouth, Maine, a privately-held manufacturer and distributor of vertical lifting and positioning products.

      Martha E. O'Neill - Ms. O'Neill has been a director since 1998. Ms. O'Neill has been practicing as an attorney with the Nashua law firm of Clancy & O'Neill, P.A. since 1982, and is currently President of the firm. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council and the Southern New Hampshire Medical Center Board of Trustees.

Directors with Terms Expiring in 2008

      Hannah M. McCarthy - Ms. McCarthy has been a director since 1994 and served as interim Chief Executive Officer of the Company from April 15, 2006 until August 21, 2006. Effective September 1, 2006, Ms. McCarthy has been serving as President of Newbury College in Brookline, Massachusetts, a position she accepted immediately following her five months as interim President and Chief Executive Officer of Pennichuck Corporation. She still serves as President Emeritus of Daniel Webster College in Nashua, where she was President for 25 years before stepping down from that post in June 2005. She earned her Bachelor of Arts degree at Simmons College, and did graduate work at Rivier College and Southern New Hampshire University. Ms. McCarthy has served as a director of the Boys and Girls Club of Nashua, the New Hampshire Charitable Foundation, and the Foundation of International Society of Transport Aircraft Traders.

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      James M. Murphy - Mr. Murphy has been a director since January 2006. Mr. Murphy is Chairman of Q10 Capital, LLC, a national mortgage banking firm (owned and operated by 14 independent mortgage bankers), a position he has held since November of 2003, and Founder and Chairman of Q10 New England Realty Resources, an independent mortgage banking company, a position he has held since July of 1982. Mr. Murphy has been a Certified Mortgage Banker since 1999, a member of the Society of Chartered Realty Investors since July of 2005, and has held a State Certified Appraiser designation since February 1993. Mr. Murphy earned both a Bachelor of Arts in Economics and a Master of Business Administration from the University of Massachusetts. Mr. Murphy was a member of the Board of Directors of the Mortgage Bankers Association of America from October 2002 until October 2003, and served as its Chairman in 2002.

Directors with Terms Expiring in 2009

      Joseph A. Bellavance - Mr. Bellavance has been a director since 1983. Mr. Bellavance is Chairman of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua, since 1963. He has also been a joint owner/manager of PROSIT, LLC, which is principally involved with the ownership and management of real estate, since August 2003. Mr. Bellavance received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Steven F. Bolander - Dr. Bolander has been a director since April 2004. Dr. Bolander is Dean Emeritus of the University of New Hampshire's Whittemore School of Business and Economics. He has been a consultant to BAE Systems since October 2003. He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College.

      Robert P. Keller - Mr. Keller has been a director since 1983. Mr. Keller is a Certified Public Accountant. In November 2003, he became managing director of Triumph Investment Fund, LP (a community bank private equity fund) located in Bedford, New Hampshire. From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas. Since September 2002, he has served as Chairman of the Board of Directors and Chairman of the Compensation Committee of Security Business Bank of San Diego. Also, since December 2005, he has served as a director of California Oaks State Bank in Thousand Oaks, California. As a director of California Oaks State Bank, he serves as a member of the Compensation and Audit Committees. In addition, he is a director of Fibrowatt LLC, a biomass power company in Newtown, Pennsylvania.

Executive Officers

      Stephen J. Densberger - Mr. Densberger is our Executive Vice President and has been affiliated with Pennichuck since 1974. Mr. Densberger was the Treasurer of Pennichuck from 1978 to 1983. He also served as President and a director of Pennichuck Water Service Corporation (the "Service Corporation") since 1995 and as a director of Pittsfield Aqueduct Company ("Pittsfield") and of Pennichuck East Utility, Inc. ("Pennichuck East") since 1998. Mr. Densberger is a graduate of Assumption College and holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association. He is a Councilor on the New Hampshire Department of Environmental Services Water Council and a former alderman in the City of Nashua. Mr. Densberger is 56 years old.

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      Michael C.J. Fallon - Mr. Fallon joined Southwood as its President in January 2005. Mr. Fallon earned his Bachelor of Science degree in marketing from Siena College. Mr. Fallon has over 35 years of experience in the real estate industry and operated Fallon and Associates, LLC, a consulting organization specializing in distressed and surplus property redevelopments and strategic asset management for corporate and institutional portfolios, from April 2001 through January 2005. Through this organization, Mr. Fallon performed consulting services for Southwood from December 2003 to January 2005. Mr. Fallon served as President of United Properties Group, a wholly owned subsidiary of United Water Resources, from January 1993 to April 2001. Mr. Fallon's real estate and investment career has included management positions with Cushman & Wakefield, Inc., Lehman Brothers and Chase Manhattan Bank. Mr. Fallon previously served on the Real Estate Advisory Committee of the New York State Commission Retirement Fund, and currently serves on the Boards of The National Football Foundation, and Winter Properties Group. Mr. Fallon is 60 years old.

      Bonalyn J. Hartley - Ms. Hartley has been with Pennichuck since 1979 and was elected the Vice President-Administration in May 2001 of Pennichuck. At the same time, she was also elected Vice President-Administration of Pennichuck Water Works. From October 1985 to May 2001, she served as Vice President-Controller for Pennichuck and its subsidiaries. She has also been Vice President-Administration and a director of the Service Corporation since 1995. She has been Vice President-Administration and a director of Pennichuck East and Pittsfield since 1998. She is a graduate of Rivier College with a Bachelor of Science degree in Business Management. Ms. Hartley serves as a trustee of the Southern New Hampshire Medical Center. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. She is a joint owner of Lakeview Antique Center, LLC. Ms. Hartley is 62 years old.

Duane C. Montopoli - Mr. Montopoli is listed under Nominees for Election at this Annual Meeting on page 9 of this Proxy Statement.

      William D. Patterson - Mr. Patterson was appointed Senior Vice President on March 17, 2006. Mr. Patterson joined us as our Vice President and Chief Financial Officer in January 2005. Mr. Patterson earned his Bachelor of Science degree in Civil Engineering from Princeton University and a Masters of Business Administration degree in Finance and Accounting from the University of Chicago Graduate School of Business in 1978. From January 2003 to January 2005, he served as Executive Advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. From June 2001 through January 2005, he provided financial advisory and consulting services for utilities as President of EnSTAR Management Corporation, a company which he founded. Although Mr. Patterson continues to serve as President of EnSTAR, he has not provided any services on EnSTAR's behalf since he joined Pennichuck. From February 2000 to June 2001, he was CFO of Enermetrix, a Maynard, Massachusetts-based early stage software company focused in the retail energy industry. He previously served for over 15 years as a senior investment banker at E.F. Hutton, Shearson Lehman and Smith Barney, where he headed the firm's corporate finance practice for utility companies. Mr. Patterson is 52 years old.

      Donald L. Ware - Mr. Ware was appointed President of Pennichuck Water Works and our other water utilities on March 17, 2006. Mr. Ware has been our Vice President of Engineering since 1996, and has been Senior Vice President, Operations and Chief Engineer for Pennichuck Water since May 2004. He has also been a Vice President and director of Service Corporation since 1995, Pennichuck East and Pittsfield since 1998. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. He also holds a Masters of Business Administration degree from the Whittemore Business School at the University of New Hampshire. Mr. Ware is 50 years old.

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Director Attendance

      During the year ended December 31, 2006, the Board of Directors of the Company held fourteen meetings. Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board of Directors on which he or she served. As a general matter, members of the Board of Directors are expected to attend the Company's annual meetings. All members of the Board of Directors and nominees for election to the Board of Directors were present at Pennichuck's 2006 annual meeting of shareholders.

Compensation of Directors

      Each of the non-executive members of the Board of Directors of the Company currently receives a fee of $8,000 annually. Additionally, each non-executive director receives a fee of $600 for each Board of Director and committee meeting they attend in person or by telephone participation. Each committee Chairman also receives an additional fee of $1,500 annually, other than the Chairman of the Audit Committee, who receives an additional fee of $2,500 annually. The Chairman of the Board of Directors receives an additional fee of $4,000 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a director of the Company or of its subsidiaries.

AMENDMENT TO AND RESTATEMENT OF OUR 2000 STOCK OPTION PLAN

      In March, 2000, our Board of Directors adopted (and our shareholders subsequently approved) the Pennichuck Corporation 2000 Stock Option Plan (the "2000 Plan"). A total of 150,000 shares of our common stock were authorized for issuance under the 2000 Plan. As adjusted for subsequent stock splits, there are currently 266,667 shares of our common stock authorized for issuance under the 2000 Plan. As of March 30, 2007 options to purchase a total of 245,103 shares of our common stock (net of stock options granted and returned to the 2000 Plan) had been granted under the 2000 Plan. Consequently, options to purchase 21,564 shares remained available for grant as of March 30, 2007.

      On March 9, 2007 our Board of Directors approved an amendment to and restatement of the 2000 Plan, subject to shareholder approval, to increase the shares available for issuance under the 2000 Plan to 500,000.

      At the meeting, shareholders will be requested to consider and approve the proposed amendment to and restatement of the 2000 Plan to increase the number of shares of our common stock reserved for issuance under the 2000 Plan from 266,667 to 500,000.

      If the proposed amendment and restatement of the 2000 Plan is approved by our shareholders, awards of stock options could be granted thereunder until March 9, 2017. Currently, awards of stock options may be granted under the 2000 Plan until March 2, 2010.

      The Board of Directors believes that the amendment to and restatement of the 2000 Plan furthers the compensation goals of the Company outlined in "Compensation Discussion and Analysis" on page 18. Our Board of Directors therefore unanimously recommends approval of the amendment to and restatement of the 2000 Plan.

Description of the 2000 Plan

      The following description of certain features of the 2000 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2000 Plan which is attached hereto as Appendix A.

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Plan Administration; Eligibility. The 2000 Plan provides that the 2000 Plan will be administered by a committee of not less than three Disinterested Persons appointed by the Board of Directors. The Board of Directors has appointed the Compensation and Benefits Committee of the Board of Directors (the "Committee") to fulfill this role. The Committee has power to make recommendations to the Board concerning employees to whom options shall be granted, the number of shares to be represented by each option and the vesting provisions, if any, of each option. The Committee also determines the other terms and conditions of each award, subject to the provisions of the 2000 Plan, and is empowered to make determinations regarding, and prescribe rules relating to, the Plan. Options shall be granted by the Board of Directors and may be granted only to those employees of the Company and its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company, as recommended from time to time by the Committee. The class of persons eligible to receive options is limited to full-time present or future employees of the Company or its subsidiaries.

Stock Options. The 2000 Plan permits the granting of options to purchase the Company's common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify under Section 422 of the Code ("Nonqualified Options"). Incentive Options and Nonqualified Options are collectively referred to in this Proxy Statement as "Options." The exercise price of each Option will be determined by the Committee but may not be less than 100% of the fair market value of the Company's common stock on the date of grant. The term of each Option will be fixed by the Committee and may not exceed ten years from date of grant. The Committee will determine, subject to the provisions of the 2000 Plan, the period of time, if any, after disability or termination of employment during which Options may be exercised. Options may be exercisable in installments, and the exercisability of Options may be accelerated by the Board of Directors in certain instances. Upon exercise of Options, the Option exercise price must be paid in full either in cash or by check or other instrument acceptable to the Committee, or if the Committee so permits, by delivery of shares of the Company's common stock already owned by the optionee. To qualify as Incentive Options, Options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Adjustment for Stock Dividends, Mergers, etc. The Plan provides that the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company.

      In the event of a merger or sale of the Company, the Board of Directors, in its discretion, may provide for substitution or adjustments of outstanding options, or may accelerate the vesting and provide for termination of unexercised options which are not exercised within the time prescribed by the Board with or without payment of cash consideration.

Amendments and Termination. Subject to certain limitations, the Board of Directors may at any time amend or terminate the 2000 Plan. However, no such action may be taken which affects any rights under outstanding options without the optionee's written consent and, further, plan amendments shall be subject to approval by the Company's shareholders if and to the extent required by the Exchange Act, to ensure that awards granted under the 2000 Plan are exempt under Rule 16b-3 promulgated under the Exchange Act, or required by the Code to preserve the qualified status of Incentive Options.

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Tax Aspects Under the U.S. Internal Revenue Code. The following is a summary of the principal federal income tax consequences of option grants under the 2000 Plan. It does not describe all federal tax consequences under the 2000 Plan, nor does it describe state or local tax consequences.

Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of any Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, (such periods referred to in (a) and (b), the "holding period") the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. The favorable tax treatment available to employees is dependent upon employees exercising the options in accordance with the terms of the Plan and the option grant. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements and subject to section 12(m) of the Code, the Company will receive a corresponding deduction, in an amount equal to the excess of (a) the lesser of (i) the amount, if any, realized on the disposition and (ii) the fair market value of the shares on the date the option was exercised over (b) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The employee will be considered to have disposed of his or her shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition. The holding period requirements are waived in the event of an employee's death. The exercise of an Incentive Option may subject the employee to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment accorded qualified dispositions of employees under Section 421(a) of the Code is disregarded and the bargain purchase element of the incentive option will be considered part of AMT income.

An employee who surrenders shares of the Company's common stock in payment of the exercise price of his Incentive Option generally will not, under proposed Treasury Regulations, recognize any gain or loss upon the surrender of such shares. The surrender of shares of the Company's common stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares of the Company's common stock. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares of the Company's common stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above. In the event of a merger or other acquisition of the Company, the exchange of Company common stock for shares of the acquiring company's stock upon the exercise of Incentive Options may be a disqualifying disposition. Under proposed Treasury Regulations, all of the shares of the Company's common stock received by an employee upon exercise of an Incentive Option by surrendering shares of the Company's common stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of the Company's common stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of


zero and a capital gains holding period beginning on the date of exercise. The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash.

      If the aggregate fair market value (determined at the time the option is granted) of the common stock covered by Incentive Options which are exercisable for the first time by an individual in a calendar year exceeds $100,000, the amount of the excess will not be treated as attributable to shares acquired through exercise of an Incentive Option.

Nonstatutory Options. Any option authorized under the 2000 Plan that is not an Incentive Option is a Nonstatutory Option. No taxable income is generally recognized by the optionee upon the grant of a Nonstatutory Option. The optionee must recognize as ordinary income in the taxable year in which the option is exercised an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. The optionee's basis in such shares will be increased by the amount which is recognized as ordinary income. For the year in which a Nonstatutory Option is exercised, subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. When the optionee disposes of such shares, he or she will recognize capital gain or loss in an amount equal to the difference between the amount realized on disposition and the basis in the shares (as increased by the amount of compensation income previously recognized by the optionee). Any capital gain or loss will be long-term gain or loss if the shares are held for more than one year.

      The 2000 Plan is not intended to be qualified under Section 401(a) of the Code, and is not intended to constitute an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

THE FOREGOING IS A SUMMARY OF CERTAIN ASPECTS OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2000 PLAN AND OF THE DISPOSITION OF SHARES RECEIVED UPON SUCH EXERCISE. NO INFORMATION IS PROVIDED WITH RESPECT TO SUCH TAX CONSEQUENCES UNDER THE INCOME TAX LAWS OF ANY STATE, MUNICIPALITY, OR NON-U.S. TAXING JURISDICTION, OR THE GIFT, ESTATE, EXCISE (INCLUDING THE RULES APPLICABLE TO DEFERRED COMPENSATION UNDER CODE SECTION 409a), OR OTHER TAX LAWS OTHER THAN FEDERAL INCOME TAX LAW.

THE FOREGOING STATEMENTS ARE NECESSARILY GENERAL AND MAY NOT APPLY IN A PARTICULAR INSTANCE.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities, relating to

*	the integrity of the Company's financial statements,
*	the Company's compliance with legal and regulatory requirements,
*	the Company's independent registered public accounting firm's qualifications and independence, and
*	the performance of the Company's independent registered public accounting firm.

      The Audit Committee meets with management periodically to consider the adequacy of the Company's system of internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent registered public accounting firm and with appropriate Company financial personnel. The Audit Committee appoints the independent registered public accounting firm and reviews periodically its performance and independence from management.

      Management has primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the overall reporting process, including the Company's system of internal controls. Management has represented to the Audit Committee that the Company's audited financial statements for the year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles.

      Beard Miller Company, LLP ("BMC"), the Company's independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles, and discusses with the Audit Committee any issue that it believes should be raised with the Audit Committee.

      In fulfilling the Audit Committee's oversight responsibilities, the Audit Committee reviewed with management and BMC the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which review included discussing the quality of the accounting principles, practices and judgments, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the integrity of the Company's financial reporting processes and controls. As part of that process, the Audit Committee also met with BMC, with and without management present, and discussed with BMC the overall scope and plans for, and results of, its audit. The Audit Committee also considered, with and without management present, the selection and evaluation of BMC, including all of the relationships between BMC and the Company and the compatibility of any non-audit service with BMC's independence. The Audit Committee held ten meetings during 2006.

      In addition, the Audit Committee has received from BMC the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with BMC its independence from the Company. The Audit Committee has also discussed with BMC any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended


December 31, 2006 be included in the Company's Annual Report on Form 10-K for that year and filed with the SEC.

Robert P. Keller (Chairman) Steven F. Bolander Michelle L. Chicoine

      The foregoing "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the SEC. Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following any change in beneficial ownership. Officers, directors and such greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC rules and regulations to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except Mr. Ware, an executive officer, did not timely file a Statement of Changes in Beneficial Ownership on Form 4. A Form 5 was subsequently filed with the SEC to reflect Mr. Ware's disposition on August 18, 2006 of 1,300 shares of the company's common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

What are the objectives of the Company's compensation programs and why does the Company choose to pay each element?

      The Company's primary compensation objective is to provide a total compensation package that enables the Company to attract, retain, and motivate highly qualified and dedicated executives. The Company recognizes its compensation packages must be competitive with those offered by peer companies in order to meet these objectives. The Company defines its peers from two perspectives: regulated and non-regulated utilities, primarily water utilities, both for-profit and municipally owned; and companies of a comparable size located in southern New Hampshire and adjacent regions.

      Another important objective of the compensation program is to provide incentives for the Company's executives to achieve the Company's financial objectives. Accordingly, bonuses paid to executives under the Company's bonus plan are principally based upon the achievement of corporate

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earnings at levels that meet the Company's financial objectives and are expected to produce competitive returns for shareholders.

      The Company's stock option plan is designed to align the interests of its executives with its shareholders and, accordingly, to provide additional incentives for executives to pursue operating and financial objectives that serve to enhance and maximize the share price over time.

      A significant factor in recent years in hiring and retaining senior management employees has been the threatened eminent domain taking of a substantial portion of the Company's assets. The proposed taking has affected new hires as well as existing employees and has necessitated special incentives including retention bonuses and certain change of control provisions that might not have been offered in the absence of or resolution of this matter.

What is the compensation plan designed to reward and how does each element of the Company's decision regarding that element fit into the Company's overall compensation objectives and affect decisions regarding other elements?

      The Company's executive compensation structure is designed to reward executives for the achievement of both individual and corporate-level goals and objectives. The primary corporate objective is to attain the Company's budgeted level of pre-tax income before extraordinary eminent domain costs as approved by the Board at the outset of the fiscal year (as more fully described below).

      The CEO annually reviews and approves individual goals and objectives for each executive officer. These goals reflect each officer's primary duties and responsibilities, including areas such as sales growth, new business development, operating expense and/or capital spending control, and other managerial and administrative duties. Each executive's compensation is directly tied to the achievement of these goals.

      Similarly, the Compensation Committee annually reviews and approves the CEO's individual goals and objectives, reflecting his primary duties to increase earnings through revenue growth and cost control, resolve the Company's long-standing eminent domain dispute, and produce competitive returns for shareholders.

      Individual elements of compensation are neither dependent upon nor intended to affect decisions regarding other elements with the exception that bonus payments are directly proportional, in part, to base salary level (as more fully described below).

What is each element of compensation and how does the Company determine the amount for each element?

      Currently, the principal elements of executive compensation are base salary, bonus, and stock option awards. Each non-employee member of the Board of Directors currently receives cash fees (as more fully described below).

Executive Officers

Base Salary. Each executive officer's base salary is reviewed and adjusted annually to levels determined to be competitive with peer companies. The CEO recommends base salary changes for each of the Company's other five executive officers to the Compensation Committee during the first quarter of the fiscal year to become effective the week which includes April 1st. The Compensation Committee reviews

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the recommendations of the CEO and recommends base salary changes (including changes to the CEO's base salary) to the full Board for approval.

      Periodically, the CEO directs the Vice President of Administration to retain an outside compensation consultant to conduct a survey of peer company salary levels to ensure the Company's salary levels are competitive. On occasion, the Compensation Committee meets with compensation consultants hired by the Company.

      In 2005, the Company benchmarked its compensation, on a national average, using Mellon Consultants market data at the 50th percentile for base salary, short-term incentive expressed as a percent of base salary, and total cash compensation. Survey data was collected from the following sources: Investor-Owned Water Utility Compensation and Benefits Survey, Mercer Survey Suite, Watson Wyatt ECS Survey Suite and utility peer companies. At the same time, the Company conducted a competitive review of its overall benefits package. Overall, the Company's benefits were considered competitive in all areas including 401(k), life insurance, and health care except for pension which somewhat lagged other utilities.

      In September 2006, the Company contracted with Saje Consulting Group to evaluate the Company's salary structure and merit budget guidelines based upon WorldatWork's 2006-07 Salary Budget Survey. The survey covered data reported by more than 2,400 U.S. companies. Management utilized this survey, among other factors, in preparing its recommended salary increases for 2007. Base salary adjustments are normally considered and recommended to the full Board by the Compensation Committee for approval in March effective the week including April 1st.

Bonus Plan. For 2007, each of the Company's five executive officers (other than its CEO) is a participant in a bonus "pool." The size of the pool is based solely upon achievement of certain levels of the Company's pre-tax pre-bonus income before extraordinary eminent domain costs. The size of the bonus pool is directly proportional to the Company's earnings. No amount is credited into the pool if income is below 84% of target, and the pool is capped at 120% of target income. Once determined, bonus pool amounts will be paid as cash awards as follows: 55% pro-rata to each eligible executive officer based on his or her aggregate base salary, and 45% allocated among the officers based on an assessment of their relative performance.

      The CEO recommends the discretionary portion of payments under the bonus plan for each of the Company's other executive officers to the Compensation Committee during the first quarter of the fiscal year for services rendered in the prior fiscal year. These payments are generally made on or before March 15th. The Compensation Committee considers the recommendations made by the CEO and recommends bonus plan payments to the full Board for approval.

      The Compensation Committee establishes the criteria for the CEO's cash incentive bonus. The CEO's target bonus is 40% of his beginning-of-year base salary, with the actual amount determined at the discretion of the Compensation Committee and full Board.

Discretionary cash incentive bonuses, if any, are normally considered and approved by the full Board for payment on or before March 15th of each year.

      Due in part to the transition in 2006 from the Company's former CEO to an interim CEO and then to the current CEO, the Company did not implement a formal bonus plan for 2006. However, after considering various factors, the Compensation Committee, upon the recommendation of the CEO, exercised its discretion to award bonuses to five of the Company's six executive officers. The Compensation Committee considered, among other things, the individual performance of such executive


officers in accomplishing water treatment plant construction milestones ahead of time and on budget, financing transactions and compliance activities (including Sarbanes-Oxley matters), regulated acquisitions and non-regulated service contracts, and utility regulatory matters, including the eminent domain proceeding that the City of Nashua, New Hampshire is pursuing against Pennichuck Water Works.

Stock Options. Upon the recommendation of the CEO, the Compensation Committee has traditionally awarded stock options, subject to full Board approval, annually at or near the beginning of the fiscal year for services rendered during the prior fiscal year and in recognition of expected long term contribution to the Company's business. Aggregate awards are subject to a number of factors including, but not limited to, the Company's financial results and position, its stock price and trading activity, and general business, economic, and financial market conditions. However, rather than award stock options in early 2006 with respect to services rendered in 2005, the Company elected to award such stock options in December 2005. It also elected to accelerate to December 2005 the vesting of certain outstanding options otherwise scheduled to vest in January 2006. Both of these actions were taken in advance of the January 1, 2006 effective date for the new accounting rules under statement of Financial Accounting Standard 123(R), governing expense recognition for stock options. The Company did not award any stock options for services rendered in 2006 (other than an initial grant of 40,000 options to the new CEO upon the commencement of his employment in August 2006). As of the date of this Proxy Statement, there were 21,564 shares available for stock option award, consequently the Company is recommending (as described elsewhere in this statement) that shareholders approve an increase in the number of shares available for stock option awards to 254,897 (an increase of 233,333).

      The CEO intends to recommend that in the future, under normal conditions, annual total awards of stock options (excluding awards to recruit new executives and for other special circumstances) be in the range of 1.0% - 1.5% of total common shares outstanding. Such range reflects a balance between the dilutive effects of equity awards and amounts to properly motivate key employees to achieve the Company's business objectives. The CEO, upon the direction of the recently appointed Chairman of the Compensation Committee, is evaluating equity-based incentive compensation alternatives to stock options. The adoption of any such alternative would be subject to shareholder approval; such approval is not being sought at the upcoming meeting.

      Traditionally, option awards pursuant to the Company's stock incentive plans have been fully vested as of the grant date in recognition of services rendered for the prior fiscal year. The Company's lack of long-term compensation awards reflects, in part, the relatively stable nature of the Company's primary business, regulated water utility services, as well as its historically very low employee turnover.

      The new CEO upon the direction of the recently appointed Chairman of the Compensation Committee is actively considering recommending grants of, and the Compensation Committee has the authority to grant, stock options subject to vesting. Regardless of when the grant vests, pursuant to the requirements of the Company's current stock incentive plan, the exercise price of each stock option is equal to the closing market price on the trading date preceding the date of grant. Stock options are exercisable for a period of ten years from the date of grant subject to acceleration upon termination of employment or a corporate change of control. Subject to Shareholder approval, the Plan, as amended and restated, will provide that the date until which options may be granted under the 2000 Plan be extended from March 2, 2010 to March 9, 2017.

Other Compensation. The Company provides certain executive officers a number of other recurring cash and non-cash forms of compensation not normally available to other employees of the Company. These include reimbursement of automobile expenses and country club membership fees, and full payment of


premiums for life insurance covering three times annual base salary (four times initial base salary for the CEO).

      The Company has also provided certain executives non-recurring cash compensation in the form of retention bonuses and relocation allowances. In addition, the Company has entered into agreements with its six executive officers (including its CEO) that provide for payments in the event of a change of control followed by termination of employment by the Company other than for cause or resignation by the executive for good reason, all as defined in the agreements. Payments consist of up to two year's salary, bonus, and fringe benefits (generally payable as a lump sum). These provisions are consistent with peer company practices and are of particular import to the Company in light of the City of Nashua's ongoing attempts to acquire substantially all the Company's assets through eminent domain taking or otherwise.

      Executive officers are also eligible for certain benefits that are available to other employees, including substantially full funding of medical and dental care, group life, and short-term disability plans, 100% matching of the first 3% of salary contributed to the Company's 401(k) plan (subject to certain limitations), cash payments beginning upon retirement pursuant to the Company's defined benefit pension plan, and partial funding of premiums pursuant to the Company's post-retirement health care plan.

Directors

      Each of the non-employee members of the Company's Board of Directors currently receives a fee of $8,000 annually. Additionally, each non-employee director receives a fee of $600 for each Board of Director and committee meeting they attend in person or by telephone participation. Each committee Chairman also receives an additional fee of $1,500 annually, other than the Chairman of the Audit Committee, who receives an additional fee of $2,500 annually. The Chairman of the Board of Directors receives an additional fee of $4,000 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a director of the Company or of its subsidiaries.


Summary of Cash and Certain Other Compensation

Named Executive Officers

      The following table sets forth information for the fiscal year ended December 31, 2006 concerning the compensation paid to each person serving as the registrant's principal executive officer or acting in a similar capacity during the last completed fiscal year ("CEO"); each person serving as the registrant's principal financial officer or acting in a similar capacity during the last completed fiscal year ("CFO"); the Company's three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals who would have been among the Company's three most highly compensated executive officers other than the CEO and CFO but for the fact that he or she was not serving as an executive officer at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLES

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

	(1)		(2)			(3)

Duane C. Montopoli (4) President and Chief Executive Officer	2006	86,538	9,000	141,200	-	7,643	244,381
Hannah M. McCarthy (5) former Interim President and Chief Executive Officer	2006	84,923	-	-	-	-	84,923
Donald L. Correll (6) former President and Chief Executive Officer	2006	101,924	-	-	-	3,058	104,982
William D. Patterson Senior Vice President and Chief Financial Officer	2006	143,750	12,000	-	19,951	38,202	213,903
Stephen J. Densberger Executive Vice President	2006	141,000	10,000	-	17,606	10,135	178,741
Michael C. J. Fallon President, Southwood	2006	147,500	-	-	39,110	8,854	195,464
Donald L. Ware President, Regulated Utilities	2006	153,500	12,500	-	9,563	10,713	182,276

(1)	The Company's fiscal year ends on December 31.

(2)	Bonus awards for services rendered during such year and paid in the following year.

(footnotes continued on following page)


(3)

The amounts presented in this column include (a) premiums paid by the Company on term or whole life insurance policies, as the case may be, for the benefit of the named executive officers, (b) matching contributions made by the Company to the Company's 401(k) Elective Savings Plan for Employees on behalf of the named executive officers, (c) the value of personal mileage on behalf of the named executive officers. The dollar value of each such benefit was (i) $3,760, $1,225, $2,373, $2,329, and $1,193 for Montopoli, Patterson, Densberger, Fallon, and Ware, respectively, for term or whole life insurance, as the case may be, premiums, (ii) $1,154, $3,058, $4,067, $4,230, $4,785, and $4,605 for Montopoli, Correll, Patterson, Densberger, Fallon, and Ware, respectively, for matching 401(k) contributions and (iii) $2,729, $11,125, $3,532, $1,740, and $4,915 for Montopoli, Patterson, Densberger, Fallon, and Ware, respectively, for the value of personal mileage and (d) relocation assistance for Mr. Patterson of $21,785.

(4)

Mr. Montopoli joined Pennichuck on August 21, 2006 as its President and Chief Executive Officer. The salary and bonus reported for fiscal 2006 have not been annualized and represent the amount earned by Mr. Montopoli for the portion of the year he was employed by Pennichuck.

(5)

Ms. McCarthy served as Pennichuck's interim President and Chief Executive Officer from April 16, 2006 until August 21, 2006. The salary reported for fiscal 2006 has not been annualized and represents the amount earned by Ms. McCarthy for the portion of the year she was employed by Pennichuck.

(6)

Mr. Correll served as Pennichuck's President and Chief Executive Officer until his resignation effective April 16, 2006. The salary reported for fiscal 2006 has not been annualized and represents the amount earned by Mr. Correll for the portion of the year he was employed by Pennichuck.


      The following table sets forth information for the fiscal years ended December 31, 2005 and 2004 concerning the compensation paid to the CEO and the four other most highly compensated executive officers of Pennichuck for services performed in all capacities.

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year*	Salary ($)	Bonus ($)	Other ($)	Securities Underlying Options ($)	All Other Compensation ($)

			(1)	(2)	(3)	(4)

Donald L. Correll former President and Chief Executive Officer	2005 2004	261,250 250,000	- -	66,481 56,808	15,667 6,667	16,409 14,670

Stephen J. Densberger Executive Vice President	2005 2004	138,764 133,868	- -	- -	9,333 4,667	6,562 6,337

Michael C.J. Fallon (5) President, Southwood	2005 2004	126,359 -	12,000 -	- -	19,333 -	5,685 -

William D. Patterson (6) Senior Vice President and Chief Financial Officer	2005 2004	112,981 -	12,000 -	25,299 -	19,333 -	4,369 -

Donald L. Ware President, Regulated Utilities	2005 2004	140,867 133,154	12,000 -	- -	12,000 5,333	8,021 5,169

*	The Company's fiscal year ends on December 31.

(1)	Bonus awards for services rendered during such year and paid in the following year.

(2)

No information is given with respect to perquisites and other personal benefits the aggregate amount of which did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus for the named executive officers. Amounts shown represent perquisites and other personal benefits provided to named executive officers valued at the incremental cost to Pennichuck, which has been calculated for these purposes based on Pennichuck's out of pocket expenditures. For the fiscal years 2005 and 2004, for Mr. Correll, and for fiscal year 2005 for Mr. Patterson, the amounts shown in this column include relocation assistance in the amount of $36,773 and $36,492, respectively, for Mr. Correll and $16,040 for Mr. Patterson, each pursuant to their respective employment agreements.

(3)	The number of securities underlying options presented in this column has been adjusted to reflect a four-for-three stock split effective June 1, 2005.

(4)

The amounts presented in this column include (a) premiums paid by the Company on term or whole life insurance policies, as the case may be, for the benefit of the named executive officers and (b) matching contributions made by the Company to the Company's 401(k) Elective Savings Plan for Employees on behalf of the named executive officers. For fiscal year 2005, the dollar

(footnotes continued on following page)


value of each such benefit was (i) $8,572, $2,373, $2,293, $1,225, and $3,795 for Messrs. Correll, Densberger, Fallon, Patterson, and Ware, respectively, for term or whole life insurance, as the case may be, premiums and (ii) $7,837, $4,189, $3,392, $3,144, and $4,226 for Messrs. Correll, Densberger, Fallon, Patterson, and Ware, respectively, for matching 401(k) contributions.

(5)

Mr. Fallon joined Pennichuck in late January 2005 as the President of Pennichuck's wholly owned subsidiary, The Southwood Corporation. The salary and bonus reported for fiscal 2005 have not been annualized and represent the amount earned for the portion of the year he was employed by Pennichuck.

(6)

Mr. Patterson joined Pennichuck in late January 2005 as its Vice President, CFO and Treasurer. The salary and bonus reported for fiscal 2005 have not been annualized and represent the amount earned by Mr. Patterson for the portion of the year he was employed by Pennichuck.

___________________

Executive Agreements

Employment Agreement with Duane C. Montopoli. Effective August 21, 2006, the Company and Duane C. Montopoli entered into an Employment Agreement (the "Montopoli Agreement") pursuant to which Mr. Montopoli presently serves as the Company's President and Chief Executive Officer, and as a director. Mr. Montopoli's employment with the Company, which commenced on August 21, 2006 (the "Commencement Date"), may be terminated by the Company at any time upon thirty (30) days prior written notice.

      Mr. Montopoli's initial base salary of $250,000 per year is subject to annual review for possible discretionary upward adjustment. Additionally, he has the opportunity to earn an annual target cash bonus of 40% of his then current annual base salary based on the Compensation Committee's and full Board's assessment of the Company's financial performance and Mr. Montopoli's performance.

      On the Commencement Date, Mr. Montopoli was granted a non-qualified stock option to purchase 40,000 shares of common stock at an exercise price of $19.00 per share, that being the closing price of Company common stock as reported by NASDAQ on August 18, 2006, the trading day immediately preceding the Commencement Date. The grant vests (i.e., becomes exercisable) in three equal annual increments beginning December 31, 2006. The Company has further agreed to grant to Mr. Montopoli an additional non-qualified stock option to purchase 30,000 shares of common stock upon a final settlement, adjudication or resolution of the eminent domain proceeding against the Company's Pennichuck Water Works, Inc. subsidiary by the City of Nashua, New Hampshire that is now pending before the New Hampshire Public Utilities Commission. If and when granted, this option shall be immediately exercisable. Mr. Montopoli may also receive other periodic awards of stock options at the discretion of the Board of Directors. Upon the occurrence of a Change of Control (as defined in the Montopoli Agreement), all of these options will become immediately exercisable.

      In the event Mr. Montopoli's employment is terminated by the Company other than for Cause (as defined in the Montopoli Agreement) or by him for Good Reason (as defined in the Montopoli Agreement), he will be entitled to a lump sum payment equal to one year of his then current base salary, plus the continuation of benefits described in the Montopoli Agreement for 12 months. In the event of termination by the Company without Cause or by Mr. Montopoli for Good Reason within 24 months following a Change of Control, Mr. Montopoli will be entitled to a lump sum severance payment equal to two (2) times the sum of (a) his then current annual base salary, and (b) 100% of his aggregate target bonuses of 40% and any other cash bonus plans. Additionally, he will be entitled to continuation of certain benefits described in the Montopoli Agreement for a twenty-four (24) month period.


      Mr. Montopoli is entitled to receive (A) health and dental insurance coverage to the extent provided by the Company to its executive officers; (B) group life and disability coverage to the extent provided by the Company to its executive officers; (C) insurance on his life in the amount of one million dollars ($1,000,000). Additionally, he is entitled to participate in the Company's current pension and other retirement plans, and the Company's other benefit plans which may be in effect from time to time. The Company also provides Mr. Montopoli with, (i) short term disability coverage encompassing up to sixty percent (60%) of his base salary for a period of up to twenty six (26) weeks, (ii) the use of a leased automobile, and (iii) four (4) weeks paid vacation per year.

      Mr. Montopoli agreed, as part of the Montopoli agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for one year.

Employment Agreement with Donald L. Ware. On October 3, 2006, the Company entered into an Employment Agreement with Donald L. Ware, (the "Ware Agreement"). The Ware Agreement provides for a two year term of employment commencing on October 3, 2006, which the Company's Board of Directors may vote to extend for an additional one year period on the first anniversary thereof, and on each anniversary thereafter, for an additional one year period. The term of the Ware Agreement will automatically be extended to two years upon any Change of Control (as defined in the Ware Agreement). Mr. Ware will receive an initial annual base salary of $156,000. The Board of Directors will review his base salary each year on or about the first business day of the calendar year. Mr. Ware is entitled to participate in the Company's bonus, incentive compensation and stock option plans, as amended from time to time.

      Mr. Ware is entitled to participate in the employee benefit programs available to the Company's executive officers, including health and dental insurance coverage, group life and disability coverage, life insurance in the amount of three times his annual salary, participation in the Company's pension and other retirement and profit sharing plans, and short term and long term disability coverage. During the term of the Ware Agreement, the Company will also pay for Mr. Ware's reasonable out-of-pocket business, entertainment and other related expenses incident to the performance of his duties under the Ware Agreement. He is entitled to not less than four weeks of paid vacation, and is provided with the use of an automobile.

      In the event his employment is terminated by the Company other than for "Cause" (as defined in the Ware Agreement), Mr. Ware is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (a) the remaining term of the Agreement, or (b) the period of twelve (12) months from the date of termination. In the event Mr. Ware terminates his employment for "Good Reason" (as defined in the Ware Agreement) within 24 months following a Change in Control, he would be entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (A) the remaining term of the Ware Agreement, or (B) the period of twelve (12) months from the date of termination.

      Mr. Ware agreed, as part of the Ware Agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for one year after the expiration of the term of the Ware Agreement.


Employee Retention Agreement. As amended on December 18, 2006, the Company entered into an Employee Retention Agreement (the "Retention Agreement") with Mr. Ware pursuant to which he would be eligible to receive a one-time payment in cash or Company common stock (at Mr. Ware's option) equal to twenty-four percent of his base salary (but not less than $38,000) upon the sooner of: (a) March 1, 2007; or (b) the Final Disposition of the Nashua Eminent Domain Case (as defined in the Retention Agreement). On March 1, 2007, Mr. Ware was paid $38,000 in cash pursuant to the terms of the Retention Agreement.

Employment Agreement with Michael C.J. Fallon. Effective January 31, 2005, the Company and Michael C.J. Fallon entered into an Employment Agreement pursuant to which Mr. Fallon presently serves as President of The Southwood Corporation, a wholly owned subsidiary of the Company. Mr. Fallon's Employment Agreement provides for an initial two-year term; commencing on the first anniversary thereof, and each annual anniversary thereafter, the Employment Agreement may be extended by the Board of Directors for subsequent one-year terms. The Employment Agreement provides that Mr. Fallon shall be entitled to receive an initial annual base salary of $140,000, subject to upward adjustment by the Board of Directors, and be generally eligible to participate in any bonus and incentive compensation plan available to the Company's executive officers; provided that Mr. Fallon shall be eligible to receive a targeted annual bonus of up to 35% of his then current base salary ("Targeted Annual Bonus Incentive") if bonuses are afforded to the Company's other employees or executives. The level of annual bonus award beyond the Targeted Annual Bonus Incentive will be based on Southwood's financial performance, the Company's financial performance and Mr. Fallon's job performance and, at the discretion of the Compensation Committee in consultation with the CEO, may be increased for any one year.

      The Employment Agreement provides that beginning in calendar year 2006, Mr. Fallon may receive stock option grants at the discretion of the Board of Directors on or about the month of March of each calendar year during the term of the Employment Agreement and be entitled to participate generally in any stock option plan available to the Company's executive officers. In addition, the Employment Agreement provides that Mr. Fallon shall be entitled to participate in employee benefit programs available to the Company's executive officers, together with life insurance in the amount of three (3) times his annual salary. Pursuant to the Employment Agreement, in connection with his business duties, the Company provides Mr. Fallon with (a) a leased automobile, and (b) membership in the Urban Land Institute, including reimbursement of reasonable expenses incurred by Mr. Fallon to attend meetings and events organized by such institution. The Employment Agreement further provides that Mr. Fallon shall receive short term disability coverage encompassing up to sixty percent (60%) of his then current base salary for a period up to 26 weeks.

      In connection with commencement of his employment pursuant to the Employment Agreement, Mr. Fallon received a grant of non qualified options to acquire 10,000 shares of common stock (13,333 shares as adjusted for the Company's four-for-three stock split effective June 1, 2005) under the Company's stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments with one third vesting immediately on January 31, 2005, one third vesting at the end of calendar year 2005 (pursuant to a subsequent resolution of the Board of Directors), and the final one third vesting on January 31, 2007; provided that the unvested portion of such options shall vest immediately upon a "Change of Control" (as defined in the Employment Agreement) or in the event Mr. Fallon's employment is terminated by the Company for "Cause" or by Mr. Fallon for "Good Reason" (as such terms are defined by the Employment Agreement).

      The Company or Mr. Fallon may terminate the Employment Agreement for any reason at any time upon thirty (30) days prior written notice to the other party. In the event that Mr. Fallon's employment is terminated by the Company for Cause (as such term is defined in the Employment


Agreement) or by Mr. Fallon (except as described below), he shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits up to the termination date. In the event the Company terminates Mr. Fallon's employment other than for Cause, or Mr. Fallon terminates his employment for Good Reason, he will be entitled to a severance payment in lump sum equal to the greater of (a) his then current salary and fringe benefits, including any bonus for which he may be entitled, for the remaining term of the Employment Agreement, or (b) his then current salary and fringe benefits, including any bonus for which he may be entitled, for a twelve-month period following such termination.

      On August 18, 2006, the Company amended the existing Employment Agreement, dated as of January 31, 2005, between the Company and Mr. Fallon. The material terms of the amendment (the "Amendment") to the Employment Agreement are described below.

Change of Control. The Amendment provides that the term of Mr. Fallon's Employment Agreement will automatically be extended to 2 years upon any Change of Control (as defined in the Employment Agreement, as amended). That extension will affect the amount of the lump sum payment to Mr. Fallon if his employment is terminated by the Company other than for Cause or if he terminates his employment for Good Reason (as defined in the Amendment) within twenty-four months following a Change of Control of the Company, as that lump sum is equal to Mr. Fallon's then current salary and fringe benefits provided hereunder, including any bonus for which he may be entitled, for the greater of the then remaining term of his employment agreement or twelve months.

      In addition, the Amendment amends the definition of a "Change in Control" by deleting the exception in the original Employment Agreements that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utility subsidiaries, or the related assets thereof, arising from or related to the ongoing municipalization efforts of the City of Nashua and/or affected New Hampshire municipalities, would not constitute a Change of Control.

Employment Agreement with William D. Patterson. Effective January 31, 2005, the Company and William D. Patterson entered into an Employment Agreement pursuant to which Mr. Patterson presently serves as Vice President and CFO of the Company and its subsidiaries, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Mr. Patterson's Employment Agreement provides for an initial two-year term; commencing on the first anniversary thereof, and each annual anniversary thereafter, the Employment Agreement may be extended by the Board of Directors for subsequent one-year terms. The Employment Agreement provides that Mr. Patterson shall be entitled to receive an annual base salary of $125,000, subject to adjustment by the Board of Directors, and be generally eligible to participate in any bonus and incentive compensation plan available to the Company's executive officers; provided, however, that Mr. Patterson shall be entitled to receive a minimum annual bonus of up to 20% of his then current base salary ("Annual Bonus Incentive"). The level of annual bonus award will be based upon the Company's financial and Mr. Patterson's job performance and, at the discretion of the Compensation and Benefits Committee in consultation with the CEO, may be increased up to 130% of the Annual Bonus Incentive for any one year.

      The Employment Agreement provides that beginning in calendar year 2006, Mr. Patterson may receive stock option grants at the discretion of the Board of Directors on or about the month of March of each calendar year during the term of the Employment Agreement and be entitled to participate generally in any stock option plan available to the Company's executive officers. In addition, the Employment Agreement provides that Mr. Patterson shall be entitled to participate in employee benefit programs available to the Company's executive officers, together with life insurance in the amount of three (3) times his annual salary. The Employment Agreement further provides that Mr. Patterson shall receive short term disability coverage encompassing up to sixty percent (60%) of his then current base salary for a period up to 26 weeks.


      In connection with commencement of his employment pursuant to the Employment Agreement, Mr. Patterson (a) received a grant of non qualified options to acquire 10,000 shares of common stock (13,333 shares as adjusted for the Company's four-for-three stock split effective June 1, 2005) ("Initial Grant") under the Company's stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments with one third vesting immediately on January 31, 2005, one third vesting at the end of calendar year 2005 (pursuant to a subsequent resolution of the Board of Directors), and the final one third vesting on January 31, 2007, and (b) is entitled to receive relocation assistance from the Company in an amount not to exceed thirty thousand dollars ($30,000) on an after-tax cost basis. See "Executive Compensation - Summary of Cash and Certain Other Compensation" above.

      The Company or Mr. Patterson may terminate the Employment Agreement for any reason at any time upon thirty (30) days prior written notice to the other party. In the event that Mr. Patterson's employment is terminated by the Company for Cause (as such term is defined in the Employment Agreement) or by Mr. Patterson (except as described below), he shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits up to the termination date. In the event the Company terminates Mr. Patterson's employment other than for Cause, he will be entitled to a severance payment in lump sum equal to the greater of (a) his then current salary and fringe benefits, including any bonus for which he may be entitled, for the remaining term of the Employment Agreement, or (b) his then current base salary and fringe benefits, including any bonus for which he may be entitled, for a twelve-month period following such termination. In the event Mr. Patterson terminates his employment with the Company for Good Reason (as such term is defined in the Employment Agreement) within twelve (12) months following an event constituting a Change of Control (as such term is defined in the Employment Agreement) he will be entitled to a severance payment in lump sum equal to his then current salary and fringe benefits, including any bonus for which he may be entitled, for a twelve-month period following such termination.

      On August 18, 2006, the Company amended the existing Employment Agreement, dated as of January 31, 2005, between the Company and Mr. Patterson. The material terms of the amendment (the "Amendment") to the Employment Agreement are described below.

Change of Control. The Amendment provides that the term of Mr. Patterson's Employment Agreement will automatically be extended to 2 years upon any Change of Control (as defined in the Employment Agreement, as amended). That extension will affect the amount of the lump sum payment to Mr. Patterson if his employment is terminated by the Company other than for Cause or if he terminates his employment for Good Reason (as defined in the Amendment) within twenty-four months following a Change of Control of the Company, as that lump sum is equal to Mr. Patterson's then current salary and fringe benefits provided hereunder, including any bonus for which he may be entitled, for the greater of the then remaining term of his employment agreement or twelve months.

      In addition, the Amendment amends the definition of a "Change in Control" by deleting the exception in the original Employment Agreement that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utility subsidiaries, or the related assets thereof, arising from or related to the ongoing municipalization efforts of the City of Nashua and/or affected New Hampshire municipalities, would not constitute a Change of Control.

Relocation. Mr. Patterson's Employment Agreement was further amended to increase from $30,000 to $48,000 the amount of reimbursement from the Company to assist Mr. Patterson with living arrangements during a transitional period.


Employee Retention Agreement. The Company entered into an Employee Retention Agreement with Mr. Patterson on August 18, 2006. The agreement provided that Mr. Patterson would be eligible to receive a one-time payment in cash or Company stock (at Mr. Patterson's option) equal to one-half of his base salary (but not less than $75,000) upon the sooner of: (a) March 1, 2007; or (b) the Final Disposition of the Nashua Eminent Domain Case (as defined in the Retention Agreement). On March 1, 2007, Mr. Patterson was paid $75,000 in cash pursuant to the terms of this agreement.

Change of Control Agreement with Stephen J. Densberger. Mr. Densberger is party to a Change of Control Agreement which provides for a lump-sum payment to him in the event of a Change of Control (as defined in the agreement) followed by a Termination Event (as defined in the agreement) within 24 months after the Change of Control. The lump-sum payment will be in an amount equal to the greater of his annual base salary at the time immediately prior to the Change of Control or on the date of the Termination Event. The agreement has an initial term of two year, which will be automatically extended for additional one-year periods on the first anniversary of the Effective Date (October 25, 2006) and each anniversary thereafter. The agreement will automatically be extended to two years from the date of a Change of Control if one occurs.

Stock Option Grants During the Fiscal Year Ended December 31, 2006

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 2000 Stock Option Plan that the Company made to the Named Executive Officers during the fiscal year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)

Duane C. Montopoli, President and Chief Executive Officer	8/21/06	40,000	19.00
Hannah M. McCarthy, former Interim President and Chief Executive Officer	-	-	-
Donald L. Correll, former President and Chief Executive Officer	-	-	-
William D. Patterson, Senior Vice President and Chief Financial Officer	-	-	-
Stephen J. Densberger, Executive Vice President	-	-	-
Michael C. J. Fallon, President, Southwood	-	-	-
Donald L. Ware, President, Regulated Utilities	-	-	-

For additional information regarding grants of stock options, see Compensation Discussion and Analysis located on page 18 of this Proxy Statement.

Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2006, and the number and the fiscal year end value of unexercised options held by the Named Executive Officers at December 31, 2006. The value


realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2006, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's common stock on the date of exercise.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

(1)

Duane C. Montopoli	13,333	26,667	-	19.00	08/21/2016

Hannah M. McCarthy	-	-	-	-	-

Donald L. Correll	-	-	-	-	-

William D. Patterson	8,888 6,000	4,445 -	- -	19.67 19.51	01/28/2015 12/09/2015

Stephen J. Densberger	2,667 5,333 5,333 3,333 5,333 4,667 5,333 4,000	- - - - - - - -	- - - - - - - -	11.81 17.44 15.29 20.25 20.14 21.24 19.67 19.51	01/08/2009 01/07/2010 01/12/2011 01/25/2012 01/03/2013 01/23/2014 01/28/2015 12/09/2015

Michael C. J. Fallon	8,888 6,000	4,445 -	- -	19.67 19.51	01/28/2015 12/09/2015

Donald L. Ware	5,333 1,207 3,333 5,333 5,333 6,000 6,000	- - - - - - -	- - - - - - -	17.44 15.29 20.25 20.14 21.24 19.67 19.51	01/07/2010 01/12/2011 01/25/2012 10/03/2013 01/23/2014 01/28/2015 12/09/2015

(1)

This table does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Duane C. Montopoli on page 26 of this Proxy Statement.


OPTION EXERCISES AND STOCK VESTED

OPTION AWARDS (1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Duane C. Montopoli, President and Chief Executive Officer	-	-
Hannah M. McCarthy, former Interim President and Chief Executive Officer	-	-
Donald L. Correll, former President and Chief Executive Officer	-	-
William D. Patterson, Senior Vice President and Chief Financial Officer	-	-
Stephen J. Densberger, Executive Vice President	-	-
Michael C. J. Fallon, President, Southwood	-	-
Donald L. Ware, President, Regulated Utilities	625	2,381

(1)	Exercises listed are for the fiscal year ended December 31, 2006.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Duane C. Montopoli	Pension Plan for Employees of Pennichuck Corporation	0	-	-
Hannah M. McCarthy	Pension Plan for Employees of Pennichuck Corporation	0	-	-
Donald L. Correll	Pension Plan for Employees of Pennichuck Corporation	-	-	-
William D. Patterson	Pension Plan for Employees of Pennichuck Corporation	1	19,951	-
Stephen J. Densberger	Pension Plan for Employees of Pennichuck Corporation	32	249,974	-
Michael C. J. Fallon	Pension Plan for Employees of Pennichuck Corporation	1	39,110	-
Donald L. Ware	Pension Plan for Employees of Pennichuck Corporation	11	85,234	-


Pension Plan

      The Company maintains a qualified, non-contributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries. In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee's career averaged annual compensation prior to retirement and the employee's covered years of service. Directors who are not employees are not eligible to participate in the plan. The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service. Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. All contributions to the fund and expenses of administering the fund are paid by the Company.

      The following table sets forth severance benefits that would have been paid to the Named Executive Officers upon certain types of termination of employment quantified as though the termination occurred on December 31, 2006:

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Name	Voluntary Quit for Good Reason ($)	Termination without Cause ($)	Change in Control Followed by Termination ($)	Unvested Stock Options ($) (1)

Duane C. Montopoli President and Chief Executive Officer	282,725	282,725	765,450	32,800
Hannah M. McCarthy former Interim President and Chief Executive Officer	―	―	―	―
Donald L. Correll former President and Chief Executive Officer	―	―	―	―
William D. Patterson (2) Senior Vice President and Chief Financial Officer	―	183,816	339,353	―
Stephen J. Densberger Executive Vice President	―	―	307,000	―
Michael C. J. Fallon (2) President, Southwood	191,359	191,359	353,279	―
Donald L. Ware (2) President, Regulated Utilities	―	326,813	373,500	―

(1)

Does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Duane C. Montopoli on page 26 of this Proxy Statement.

(2)	Amounts contain no bonus payments as the Company did not implement a formal bonus plan for 2006.


DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Total ($)

Joseph A. Bellavance	21,500	21,500
Steven F. Bolander	29,000	29,000
Michelle L. Chicoine	21,200	21,200
Robert P. Keller	32,100	32,100
John R. Kreick	28,800	28,800
Hannah M. McCarthy	24,725	24,725
James M. Murphy	37,325	37,325
Martha E. O'Neill	33,800	33,800

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

      The Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee") has reviewed and discussed the compensation discussion and analysis ("CD&A") required by item 402(b) with management. The Compensation Committee recommended to the Board of Directors that the CD&A be included in the registrant's annual report and Proxy Statement.

      The foregoing "Report of the Compensation and Benefits Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted,

James M. Murphy (Chairman) Steven F. Bolander Robert P. Keller John R. Kreick


Certain Relationships and Related Party Transactions

Ms. McCarthy served as the Company's interim President and CEO from April 16, 2006 until August 21, 2006, and was paid $84,923 by the Company for her services.

      The Company entered into a lease arrangement with HECOP III, LLC in April 2004 for certain office space located in Merrimack, New Hampshire to serve as the Company's headquarters. The Company's wholly-owned subsidiary, the Southwood Corporation, holds a fifty percent (50%) ownership interest in HECOP III, LLC; the remaining ownership interest is held by John P. Stabile II, who is also the holder of ownership interests in several other joint ventures with the Southwood Corporation. The terms of this lease arrangement were reviewed and approved by the Company's Audit Committee.

      Mr. Murphy has advised the Board of Directors that John P. Stabile II, the managing member of several joint ventures known as the HECOPs, in which the Company has invested through its subsidiary Southwood Corporation, may cause one or more of the HECOP joint ventures to retain Q10 New England Realty Resources ("Q10"), an entity of which Mr. Murphy is the Chairman and majority owner, to provide loan brokerage services. Mr. Murphy has advised the Board that the HECOPs would pay, in the aggregate, not more than $100,000 in fees to Q10 in connection with such services during 2007.

      After consideration, the Board of Directors determined that neither Ms. McCarthy's nor Mr. Murphy's exercise of independent judgment in carrying out her or his responsibilities as a Company director have been, and will not be, adversely affected by these relationships described in the preceding paragraphs and that these relationships would not adversely affect either Ms. McCarthy's or Mr. Murphy's status as an "independent director" within the meaning of the relevant Nasdaq rules and all other applicable laws and standards, except that Ms. McCarthy will not be deemed to be an "independent director" for purposes of serving on the Company's Audit Committee or Compensation Committee for the respective periods specified by such rules.

Code of Ethics for Financial Professionals

      The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role. The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. A copy of the Code of Ethics for Financial Professionals is available at the Company's website, www.pennichuck.com. The Company intends to satisfy the SEC disclosure requirement regarding amendments to, or waivers from, certain provisions of its Code of Ethics for Financial Professionals by posting such information on the Company's website.


Equity Compensation Plans

      The following table summarizes information, as of December 31, 2006, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance. All amounts shown in the table have been adjusted for the four-for-three stock split effective June 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	231,217	$19.09	19,629
Equity compensation plans not approved by security holders (2)	-	-	No express number set by plan (2)

Total	231,217	$19.09	19,629

(1)	These plans are the Company's 1995 Stock Option Plan and the 2000 Plan.

(2)

The Company adopted a Deferred Compensation Program for directors of Pennichuck Corporation in 1987, as amended in 1997 (the "Plan"). The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier. Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company's average cost of money for its short term borrowings, or (2) converting such fees on a semi-annual basis into common share equivalents based on the closing bid price of the Company's common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated. No directors are presently participating in this Plan. The Plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.


RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

      On June 23, 2006, the Audit Committee dismissed PricewaterhouseCoopers LLP ("PWC") as the Company's independent registered public accounting firm and selected BMC as the Company's independent registered public accounting firm for the remainder of the fiscal year ended December 31, 2006.

      PWC's audit reports on the Company's consolidated financial statements for each of the two fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

      During the two fiscal years ended December 31, 2005 and 2004, and through June 23, 2006, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PWC's satisfaction would have caused them to make reference thereto in the audit reports of the financial statements for such periods.

      During the two fiscal years ended December 31, 2005 and 2004, and through June 23, 2006, the Company did not consult with BMC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was either the subject of disagreement or reportable events.

Fees Paid to Independent Accountants

      The following table sets forth the aggregate fees billed, or to be billed, by its independent accountants for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2006	Fiscal 2005

Audit Fees (1)	$313,057	$162,500
AuditRelated Fees (2)	17,360	―
Tax Fees (3)	9,025	―
All Other Fees (4)	―	49,875

Total Fees	$339,442	$212,375

(1)

Audit Fees consist of fees billed, or to be billed, for professional services rendered for the integrated audit of the Company's consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of the interim consolidated financial statements included in quarterly reports. For fiscal 2006, fees billed by PWC, the Company's former independent accountants, are not included in this table. All fees listed for fiscal 2005 were billed by PWC.

(2)

Audit-related fees for 2006 consist of fees, costs and expenses arising from the audit of the Company's pension plan and billings for the review of prior period audit and review workpapers. Excluded from this table are billings by PWC, the Company's former independent accountants.

(footnotes continued on following page)


(3)	All tax fees listed were paid to BMC related to the eminent domain proceedings.

(4)

All other fees consist of fees for all products and services other than those reported above. For fiscal 2005, this includes fees, costs and expenses arising from professional services supplied by PWC in connection with the Company's registration statement for its common stock offering, and the review of the structure of the Pennichuck Water Works, Inc. bond financing conducted through the New Hampshire Business Finance Authority.

      The Audit Committee's Charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by independent registered public accounting firms. All audit services, audit-related services, tax services and other services for fiscal 2006 were pre-approved by the Audit Committee, which concluded that the provision of such services by BMC was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K is available without charge upon request from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No. (603) 882-5191.

OTHER MATTERS

      The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.


APPENDIX A

PENNICHUCK CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

      1.    Purpose of the Plan. The purpose of the 2000 Stock Option Plan, as amended and restated (the "Plan") is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Employees of Pennichuck Corporation or any present or future Parent or Subsidiary of Pennichuck Corporation to promote the success of business by providing for or increasing the proprietary interests of such Employees in the Company. It is intended that options issued pursuant to this Plan shall constitute (i) "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) Nonstatutory Stock Options.

2. Definitions. As used herein, the following definitions shall apply:

(a) "Board" means the Board of Directors of the Company.

(b) "Common Stock" means the common stock of the Company, par value $1.00 per share.

(c) "Company" means Pennichuck Corporation, a business corporation organized under the laws of The State of New Hampshire.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the Committee appointed by the Board in accordance with Paragraph 4 (a) hereof.

      (f)    "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Employment or Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, or in the case of transfers between locations of the Company or any Subsidiary or its Parent.

      (g)    "Disinterested Persons" means an administrator of the Plan who is not at the time he or she exercises discretion in administering the Plan eligible, has not at any time within one year prior thereto been eligible, and for one year after so serving will not be eligible, for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company entitling the participants therein to acquire stock or stock options of the Company.

(h) "Employee" means any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.

(i) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(j) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.


(k) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

(l) "Optioned Stock" means Common Stock subject to an Option.

(m) "Optionee" means an Employee who receives an Option.

(n) "Parent" means any present or future corporation which would be a "parent corporation" as defined in Subsections 424 (e) and (g) of the Code.

(o) "Plan" means this 2000 Stock Option Plan.

(p) "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

(q) "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 424 (f) and (g) of the Code.

      3.    Shares Subject to the Plan. Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of Shares of Common Stock which may be optioned and sold under the Plan is 500,000 Shares.

      If an Option issued pursuant to the Plan should be cancelled, expire or become unexercisable without having been exercised in full, as a result of termination of the Optionee's employment, voluntary surrender of the Option or otherwise, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for future grant of other Options under the Plan.

4. Administration of the Plan.

(a) Committee. The Plan shall be administered by a Committee consisting of not less than three Disinterested Persons appointed by the Board.

      (b)    Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion: (i) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (ii) to consider and make recommendations to the Board concerning the Employees to whom, and the time or times at which, Options shall be granted, the type or combination of types of Options to be granted, the number of Shares to be represented by each Option and the vesting provisions, if any, of each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) except as limited by this Plan, or otherwise determined by the Board, to determine the terms and provisions of each Option grant (which need not be identical), including without limitation restrictions on transferability of the Optioned Stock; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (vii) to accept the surrender of Options and the substitution of new Options in exchange therefor; (viii) to recommend to the Board that the time or times at which any Option may be exercised be accelerated or deferred (with the consent of the Optionee) but in no event beyond the term of the Option under Section 7; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan and to exercise such other power and authority as may be delegated to it by the Board from time to time.


(c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

5. Eligibility.

      (a)    Options shall be granted by the Board and may be granted only to Employees who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company. In determining the Employees to whom Options shall be granted, and the number of Shares to be covered by each Option, the Board shall consider current position, current salary and other compensation, value of services rendered and expected to be rendered, recommendations of senior management and other relevant factors. Directors who are not also Employees shall not be eligible to receive Options. An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options. No Employee who owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary of the Company, may receive any Options.

      The maximum aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by an Employee under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Company or of any present or future Parent or Subsidiary of the Company, shall not exceed $100,000; to the extent the aggregate fair market value of the Shares exceeds such limit, such Options or portions thereof shall be treated as Nonstatutory Stock Options.

      (b)    The Plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his or her right or the Company's or, where applicable, its Parent's or a Subsidiary's right to terminate his or her employment at any time, which right is hereby reserved. Selection for participation in the Plan in one year does not necessarily imply selection in another year.

6. Term of Plan.

      (a)    The Plan, as amended and restated, became effective on March 9, 2007, the date of its adoption by the Board ("Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months after the Effective Date. The Plan, as amended and restated, shall continue in effect for a term of 10 years (i.e., until March 9, 2017) unless sooner terminated under Section 14 of the Plan. No Option shall be granted after 10 years from the date of the Boards adoption of the amended and restated Plan.

      (b)    Pending shareholder approval of the Plan, grants of Options may be made by the Board, subject to shareholder approval of the Plan, but any such options shall be contingent upon such shareholder approval being obtained and no Option may be exercised prior to the date shareholder approval is obtained.

      7.    Term of Option. The term of each Option, within which it may be exercised, shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Option grant. In addition, each Option shall be subject to early termination as provided in the Plan.


8. Exercise Price and Methods of Payment.

      (a)    The price per Share at which each Option granted under the Plan may be exercised, whether Incentive Stock Options or Nonstatutory Stock Options, shall not, as to any particular Option, be less than its fair market value at the time such Option is granted. Fair market value shall be determined by the Board in the following manner: (i) if on the date of the granting of an Option, sales prices for the Common Stock are regularly reported on a stock exchange or market, then the price per Share shall be no less than the closing price reported on such exchange or market on the most recent trading day preceding the date such Option is granted or if there are no such sales on said date, then the price per share shall be the mean between the closing bid and asked prices on such date as and if so reported; (ii) if no such sales prices or bid and asked quotations are reported for such date, then the price per share shall be determined as of the next reasonably current, prior date for which such final sales price (if available) or closing bid and asked prices (if no final sales price is reported) are reported; or (iii) if no information is available which satisfies the above requirements, the Committee shall make a good faith determination of fair market value based upon the information reasonably available to it at that time.

      (b)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other Shares of Common Stock having a fair market value (determined by the Committee) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

9. Exercise of Option.

      (a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable in whole at any time during the term of the Option, or in part (but not as to less than 10 Shares at any one time) from time to time during such term, upon such terms and conditions as determined by the Board at the date of grant and as shall be permissible under the terms of the Plan; provided, however, that subject to Sections 9 (b), (c) and (d), an Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option, unless otherwise determined by the Committee, in its sole discretion.

      An Option may be exercised, subject to provisions hereof relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price, payable as determined by the Committee consistent with Section 8 (b) of the Plan. If any portion of the exercise price is paid in Shares, such Shares shall be tendered at their then fair market value as determined by the Committee in accordance with Paragraph 8 (a) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


      (b)    Exercise During Employment or Following Death. Unless otherwise provided in the terms of an Option, and except as provided in subparagraphs (c) and (d) below, an Option may be exercised by an Optionee only while he or she is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, except if his or her Continuous Employment is terminated by reason of death then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Optionee may be exercised within ninety (90) days from the date of his or her death (but no later than the date on which such Option would otherwise expire) by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.

      (c)    Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22 (e) (3) of the Code while an Employee, the Committee, in its discretion, may allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the Option or the Plan otherwise provides for earlier termination.

      (d)    Option Rights Upon Termination of Employment. If an Optionee ceases to be an Employee for any reason other than death or disability, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option or the Plan otherwise provides for earlier termination of the Option.

      For purposes of subparagraphs (b), (c) and (d) above the Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive with regard to all persons affected thereby.

      10.    Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

      11.    Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise


provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within the time prescribed by the Board in its sole discretion or the Board may provide for each outstanding Option to be assumed or for an equivalent Option to be substituted by a successor corporation in the transaction.

      12.    Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

      13.    Modification of Options. At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him or her by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Options.

14. Amendment and Termination of the Plan.

      (a)    Amendment and Termination. The Board may terminate or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following amendments shall require approval of the shareholders of the Company:

(i) any change in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11;

(ii) any material modification in the designation of the class of persons eligible to be granted Options;

(iii) any change in the minimum Option price under Section 8, other than pursuant to Section 11, or any extension of the period within which Options may be exercised;

(iv) removal of the administration of the Plan from the Committee; or

(v) any material increase in the benefits accruing to participants under the Plan.

      (b)    Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

      15.    Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with any applicable provisions of law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


      Inability of the Company to obtain any ruling, decision, order, registration or approval from any regulatory body or authority deemed by the Company's counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to provide at the time of any such exercise such representations and warranties as the Company shall deem necessary to assure compliance with applicable laws, rules, regulations and interpretations, including representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representations and warranties necessary or advisable to assure the availability of any exemption from the registration requirements of federal or state laws.

      Each Incentive Stock Option shall include such terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor or regulation thereunder. Subject to the limitations of Section 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any awards or agreements thereunder for such purpose.

      The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her.

16. Reservation of Shares. The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

17. Option Grant. Options shall be evidenced by written Option grants in such form as the Board or the Committee shall approve.

18. General Provisions.

      (a)    Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

      The obligations of the Company under the Plan shall be conditional on the payment of such withholding amount, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amount from any obligations otherwise due from any of them to the Optionee.

(b) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.

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APPENDIX B

AUDIT COMMITTEE CHARTER of PENNICHUCK CORPORATION

      The Audit Committee of Pennichuck Corporation (the "Company") is a standing committee of the Board of Directors (the "Board"). The Committee shall be comprised of at least three directors, each of whom:

1.

is "independent" in the judgment of the Board of Directors under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq rule and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002);

2.	does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; and
3.	is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

      All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication.

      Members shall be appointed by the Board based on nominations recommended by the Company's Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes

The principal purposes of the Audit Committee are to:

1.

assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the independent auditors; and

2.	prepare an audit committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statements.

      The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulation. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting commencing in the fiscal year beginning on or after January 1, 2005, as the case may be, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not fulltime employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or


responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

      The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two (2) fiscal years for each of the following categories of services rendered by the independent auditors:

1.

the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;

2.

assurance and related services not included in clause 1. that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service;

3.	tax compliance, tax-advice and tax planning services, in the aggregate and by each service; and
4.	all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)

to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)

to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

	(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non audit services to be provided by the independent auditors;
(iv)

to discuss with the independent auditors any relationships between the independent auditors and the Company that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

(v)

to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements which would include all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

	(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;
	(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement


team partner and consider whether there should be a regular rotation of the audit firm itself;
(viii)	to review and approve all related party transactions of the Company; and
(ix)	to take into account the opinions of management in assessing the independent auditor's qualifications, performance and independence;

2. with respect to accounting principles and policies, financial reporting and audit control over financial reporting,

(i)

to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)

to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61 ("SAS 61") (as codified by AU Section 380), as it may be modified or supplemented or other professional standards including reports and communications related to:

	*	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;
	*	consideration of fraud in a financial statement audit;
	*	detection of illegal acts;
	*	the independent auditor's responsibility under generally accepted auditing standards;
	*	any restriction on audit scope;
	*	significant accounting policies;
	*	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;
	*	management judgments and accounting estimates;
	*	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);
	*	the responsibility of the independent auditors for other information in documents containing audited financial statements;
	*	disagreements with management;
	*	consultation by management with other accountants;
	*	major issues discussed with management prior to retention of the independent auditors;
	*	difficulties encountered with management in performing the audit;
	*	the independent auditor's judgments about the quality of the entity's accounting principles; and
	*	reviews of interim financial information conducted by the independent auditors;

(iii)	to meet with management and the independent auditors:

	*	to discuss the scope of the annual audit;
*

to review and discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of


Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;
*

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company's financial statements;

*

to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

	*	to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;
	*	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and
*

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)

to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

(v)

to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)

to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)

to discuss with the Company's general or outside counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;
(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;
(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing


matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)

to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors;

3. with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;
(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;
(iii)

to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)

to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

Committee Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately on a periodic basis with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately. The Committee shall meet in executive session at least twice a year. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Delegation to Subcommittee

      The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or nonaudit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.


Resources and Authority of the Audit Committee

      The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.

compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisors employed by the Audit Committee; and
3.	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

This Charter reflects amendments voted by the Board of Directors on March 5, 2004 and March 22, 2006.


PENNICHUCK CORPORATION

PROXY FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

      The undersigned having received notice of the 2007 Annual Meeting of Shareholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John R. Kreick and Duane C. Montopoli, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2007 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the "Company") to be held on Thursday, May 3, 2007 at 9:00 a.m., local time, at the Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF SHAREHOLDERS OF

PENNICHUCK CORPORATION

May 3, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V Please detach along perforated line and mail in the envelope provided. V

20430000000000001000 7			050307

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect the following nominees for director:				FOR	AGAINST	ABSTAIN
[ ] [ ] [ ]	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: o Michelle L. Chicoine o John R. Kreick o Duane C. Montopoli o Martha E. O'Neill	2. To approve the proposed amendment and restatement of the Pennichuck Corporation 2000 Stock Option Plan.	[ ]	[ ]	[ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" ALL DIRECTOR NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:		●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

Signature of Shareholder______________ Date:___________			Signature of Shareholder______________ Date:___________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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